                                                                    EXHIBIT 10.1

                               SECOND AMENDMENT TO

                              AMENDED AND RESTATED

                         SUBSCRIPTION LICENSE AGREEMENT

This SECOND AMENDMENT TO THE AMENDED AND RESTATED SUBSCRIPTION LICENSE AGREEMENT (this "Amendment") is entered into on this ___ day of October, 2002 and is deemed effective as of October 1, 2002 ("Effective Date") by and between VerticalNet, Inc. ("VNI") and VerticalNet Enterprises LLC, formerly known as Tradeum, Inc. which d/b/a VerticalNet Solutions ("VNS"), on the one hand, and Converge, Inc., a Delaware corporation ("Converge"), on the other hand.

                                    RECITALS

WHEREAS, VNI, VNS and Converge entered into a Subscription License Agreement dated December 19, 2000, and amended same pursuant to a First Amendment to Subscription License Agreement dated as of January 31, 2001 (the "Original SLA"); and

WHEREAS, VNI, VNS and Converge entered into an AMENDED AND RESTATED SUBSCRIPTION LICENSE AGREEMENT dated as of October 9, 2001 and amended same pursuant to a FIRST AMENDMENT TO AMENDED AND RESTATED SUBSCRIPTION LICENSE AGREEMENT dated as of February 1, 2002 (the "Amended and Restated SLA"), which superseded the Original SLA in its entirety; and

WHEREAS, as a financial accommodation in favor of VNI, VNI, VNS and Converge desire to enter into this Amendment which, as of the Effective Date, will amend the Amended and Restated SLA to terminate any obligation by Verticalnet to deliver any Future Products to Converge and to extinguish any and all right of Converge to receive such Future Products.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth below, and intending to be legally bound, the parties agree as follows:

I. To the extent other obligations, rights, representations and warranties set forth in the Amended and Restated SLA are in full effect, such other obligations, rights, representations and warranties remain unchanged by this Amendment, except as follows:

      A. Pursuant to Section 14.14 of the Amended and Restated SLA, Section
      1.2.18 of the Amended and Restated SLA shall be deleted in its entirety.

      B. Pursuant to Section 14.14 of the Amended and Restated SLA, Section
      1.2.30 of the Amended and Restated SLA shall be deleted in its entirety and replaced with the following paragraph, which shall become part of the Amended and Restated SLA:

                  1.2.30 "Products" means (a) all present software products and tools, including separately identified modules contained therein, that are owned by VNI or any VNI Subsidiary or licensed by Vert with the right to grant the necessary sublicense right to Converge, except where such sublicense right has been granted to Vert solely for the purpose of reselling the third party software on a stand-alone basis and for which Vert customarily separately charges a substantial additional license fee to its sublicensees, and that are made generally available by VNI or any VNI Subsidiary, on either a stand-alone basis or as part or component of a service or another Product provided by or for VNI or any VNI Subsidiary, during the Product Term (whether or not generally available, in development or planned as of the Effective Date), including, without limitation, the products, tools and separately identified modules on Exhibit A hereto; and (b) all Vert-General Release Enhancements to such software products and tools that are released by Vert during the Product Term, and (c) all Maintenance Updates provided by Vert to Converge under the Maintenance and Support Agreement; and (d) all Converge-Requested Enhancements provided by Vert to Converge under the Maintenance and Support Agreement; and (e) all Vert-Owned Deliverables.

      C. Pursuant to Section 14.14 of the Amended and Restated SLA, Section
      1.2.39 of the Amended and Restated SLA shall be deleted in its entirety and replaced with the following paragraph, which shall become part of the Amended and Restated SLA:

                  1.2.39 "Trade Secret Module" means any functionally discrete, separately compilable component of a Product, the design of which is not generally known or easily discovered by observation or examination, and with respect to which the Source Code is treated by Vert with a degree of care significantly above and beyond the level with which it normally treats other Source Code, provided that such component includes application program interface(s) sufficient to allow Converge to enjoy benefits substantially similar to those that Converge would have enjoyed if it had obtained Source Code for such component. As of the Effective Date, such Trade Secret Modules include: the Parametric Matching Engine, C2SF engine, C2Hub, Business Publisher and Business Publisher Agent.

      D. Pursuant to Section 14.14 of the Amended and Restated SLA, Section 2.12 of the Amended and Restated SLA shall be deleted in its entirety and replaced with the following paragraph, which shall become part of the Amended and Restated SLA:

                  2.12 Delivery. During the Product Term, subject to the provisions of Section 12, Vert shall offer to deliver to Converge all any Vert-General Release Enhancements promptly following the date on which Vert makes the same generally available to its other customers, or, if Vert makes such items available as beta or other early release versions, promptly following the date on which Vert makes the same available in such format to any of its other customers; provided, however, that Vert shall not be obligated to provide Maintenance and Support Services under the Maintenance and Support Agreement for such pre-release versions, and such pre-release versions shall not be used in a production environment without Vert's consent). If Converge elects to implement and deploy any such Vert-General Release Enhancement, Vert shall deliver same to Converge pursuant to Section 2.13 From and after the Prohibited Change in Control Remedy Election Date, until the end of the Product Term, Vert shall only be obligated to deliver to Converge Vert-General Release Enhancements to Products that are Deployed Products as of the occurrence of the Prohibited Change in Control.

      E. Pursuant to Section 14.14 of the Amended and Restated SLA, Section 11 of the Amended and Restated SLA shall be deleted in its entirety and replaced with the following paragraph, which shall become part of the Amended and Restated SLA:

                  11. Effect of Remedy Election. Upon the occurrence of a Vert Remedy Election or a Converge Remedy Election, the Product Term shall end effective on the Vert Remedy Election Date or the Converge Remedy Election Date, as applicable, and each party shall erase, destroy or return to the other party all copies of the Confidential Information of or provided by such party, and, upon such other party's written request, shall certify its compliance with this Section 11 to the other party in writing. Notwithstanding the foregoing provisions of this
                  Section 11, (a) with respect to and for so long as any licenses granted to Converge respecting Products survive a Vert Remedy Election or a Converge Remedy Election, as applicable, Converge shall not be required to erase, destroy or return such Products or any Confidential Information of VNI or any of the VNI Subsidiaries respecting such Products, and
                  (b) with respect to and for so long as any licenses granted to Converge respecting Source Code survive a Converge Remedy Election, Converge shall not be required to erase, destroy or return such Source Code or any Confidential Information of VNI or any of the VNI Subsidiaries respecting such Source Code. With respect to the payment obligations of Converge relating to the effect or lack of effect of a Converge Remedy Election or Vert Remedy Election, respectively, the provisions of
                  Section 3.1.2 and/or Section 3.1.3 shall apply.

      F. Pursuant to Section 14.14 of the Amended and Restated SLA, Section 12 of the Amended and Restated SLA shall be deleted in its entirety and replaced with the following paragraph, which shall become part of the Amended and Restated SLA:

                  12. Prohibited Change in Control of Converge. If a Prohibited Change in Control of Converge shall occur at any time during the term of this Agreement, Vert shall have the right, but not the obligation, to make a "Prohibited Change in Control Remedy Election," exercisable by delivering written notice thereof to Converge within 10 Business Days after Vert receives written notice of the occurrence of the Prohibited Change in Control of Converge, or the Prohibited Change in Control of Converge is publicly announced. Upon the occurrence of a Prohibited Change in Control Remedy Election, the Product Term shall not end. From and after the Prohibited Change in Control Remedy Election Date, until the end of the Product Term, Vert shall only be obligated to deliver to Converge Vert-General Release Enhancements to Products that are Deployed Products as of the occurrence of the Prohibited Change in Control. With respect to the payment obligations of Converge relating to the lack of effect of a Prohibited Change in Control Remedy Election the provisions of Section 3.1.3 shall apply.

      G. Each of Verticalnet and Customer agree that nothing set forth herein will relieve either Verticalnet or Customer from those provisions of the Amended and Restated SLA that by the provisions of the Amended and Restated SLA are to survive termination of the Amended and

      Restated SLA and that each will comply with its obligations that are to survive upon termination the Amended and Restated SLA.

      H. Neither Verticalnet nor Customer shall publicly disclose the fact that they have entered into this Amendment, or any of the terms, conditions or provisions of this Amendment, except as may be required by any applicable law, rule or regulation.

II. GENERAL

      A. Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Amended and Restated SLA.

      B. Titles. The headings appearing at the beginning of the sections contained herein have been inserted for identification and reference purposes only and shall not be used to determine the construction or interpretation of this Amendment. The nomenclature of the defined terms used herein shall only be used for the construction of this Amendment, and are not to be used for any other purpose, including, but not limited to, interpretation for accounting purposes.

      C. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any one or more counterparts hereof, individually or taken together, bear the signatures of both Parties. For the purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed an original.

IN WITNESS WHEREOF, the parties have had their duly authorized representatives execute this SECOND AMENDMENT TO THE AMENDED AND RESTATED SUBSCRIPTION LICENSE AGREEMENT as of the Effective Date.

        CONVERGE                                     VNI
        Converge, Inc.                               Verticalnet, Inc.
   By: ____________________________             By: ____________________________
 Name: ____________________________           Name: ____________________________
Title: ____________________________          Title: ____________________________
  Date ____________________________            Date ____________________________

                                                         VNS

                                                     Verticalnetenterprises LLC
                                                By: ____________________________
                                              Name: ____________________________
                                             Title: ____________________________
                                               Date ____________________________